Exhibit 5

Faegre Baker Daniels LLP

2200 Wells Fargo Center 90 South Seventh Street

Minneapolis Minnesota 55402-3901

Phone +1 612 766 7000

Fax +1 612 766 1600

August 8, 2014

Archer-Daniels-Midland Company

4666 Faries Parkway

Decatur, Illinois 62526

Ladies and Gentlemen:

We have acted as counsel for Archer-Daniels-Midland Company, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of the following securities (the “Securities”) having an aggregate initial offering price of up to $3,000,000,000:

(i)	unsecured debt securities of the Company, issuable directly, including as a component of Units (as defined below) or upon exercise of Warrants (as defined below) (the “Debt Securities”);

(ii)	preferred stock of the Company (the “Preferred Stock”), issuable directly, including as a component of Units, or in exchange for or upon conversion of Debt Securities or pursuant to Purchase Contracts;

(iii)	common stock, without par value, of the Company (the “Common Stock”), issuable directly, including as a component of Units, or in exchange for or upon conversion of Debt Securities or Preferred Stock or upon exercise of Warrants or pursuant to Purchase Contracts;

(iv)	warrants to purchase Debt Securities or Common Stock (the “Warrants”), issuable directly, including as a components of Units;

(v)	purchase contracts for the purchase of Common Stock, Preferred Stock or Debt Securities (the “Purchase Contracts”), issuable directly, including as a components of Units; and

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(vi)	units consisting of one or more Debt Securities, Preferred Stock, Common Stock, Warrants, Purchase Contracts, or any combination of such securities (the “Units”).

The Securities may be offered separately or together with other Securities, in separate series, and in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Debt Securities will be issued from time to time under an Indenture dated as of October 16, 2012 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”) filed as Exhibit 4.3 to the Registration Statement. Each series of Preferred Stock is to be issued from time to time under the Certificate of Incorporation, as amended, of the Company (the “Certificate of Incorporation”) and one or more certificates of designation to be approved by the Board of Directors of the Company or a committee thereof and filed with the Office of the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware (“Certificates of Designation”). The Common Stock is to be issued under the Certificate of Incorporation. The Warrants are to be issued under warrant agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (the “Warrant Agreements”). The Purchase Contracts are to be issued under one or more purchase contract agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (the “Purchase Contract Agreements”). The Units are to be issued under one or more unit purchase agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertion (the “Unit Purchase Agreements”). The Indenture, any supplements thereto, the Certificate of Incorporation, each Certificate of Designation, each Warrant Agreement, each Purchase Contract Agreement and each Unit Purchase Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

As part of the corporate actions taken and to be taken (the “Corporate Proceedings”) in connection with the issuance of any Securities to be issued and sold from time to time under the Registration Statement, the Board of Directors of the Company (the “Board of Directors”), or a committee thereof or officers of the Company to whom such authority has been properly delegated by the Board of Directors, will be required to, before such Securities are issued under the Registration Statement, duly authorize the issuance.

We have examined or are otherwise familiar with the Certificate of Incorporation and the By-Laws, as amended, of the Company (the “By-Laws”), the Registration Statement, the form of Indenture and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

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Based on the foregoing, we are of the opinion that:

1.	the Indenture constitutes a valid and binding obligation of the Company;

2.	with respect to any Debt Securities, upon (a) the completion of all required Corporate Proceedings, (b) the due execution and delivery by the Company of such Debt Securities, (c) the due authentication by the Trustee of such Debt Securities pursuant to the Indenture, and (d) in the case of Debt Securities issuable upon exercise of Warrants or issued as a component of Units, the completion of the actions in respect of such Warrants or Units referred to in paragraph 5 or 7 hereof (as the case may be), such Debt Securities will be valid and binding obligations of the Company;

3.	with respect to any Preferred Stock, upon (a) the completion of all required Corporate Proceedings, (b) due authorization, execution, acknowledgement, delivery and filing with, and recording by, the Office of the Secretary of State of the State of Delaware of a Certificate of Designation in respect of such Preferred Stock, (c) due execution, registration of issuance, and delivery of certificates representing such Preferred Stock, and (d) in the case of Preferred Stock issuable in exchange for or upon conversion of Debt Securities or pursuant to Purchase Contracts or issued as a component of Units, the completion of the actions in respect of such Debt Securities, Purchase Contracts or Units referred to in paragraph 2, 6 or 7 hereof (as the case may be), such Preferred Stock will be duly and validly issued, fully paid, and nonassessable;

4.	with respect to any Common Stock, upon (a) the completion of all required Corporate Proceedings, (b) the due execution, registration of issuance and delivery of certificates representing such Common Stock, and (c) in the case of Common Stock issuable in exchange for or upon conversion of Debt Securities or Preferred Stock or upon exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, the completion of the actions in respect of such Debt Securities, Preferred Stock, Warrants, Purchase Contracts or Units referred to in paragraph 2, 3, 5, 6 or 7 hereof (as the case may be), such Common Stock will be duly and validly issued, fully paid and nonassessable;

5.

with respect to any Warrants, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery by the Company of the Warrant Agreements pursuant to which such Warrants are to be issued, (c) due execution, registration of issuance, and delivery of warrant certificates evidencing such Warrants pursuant to such Warrant Agreement, countersigned by the warrant agent pursuant to such Warrant Agreement, and (c) in the case of Warrants issued as a component of Units, the completion of the actions in respect of such Units referred to in paragraph 7 hereof, such Warrant Agreement will constitute a valid and binding obligation of the Company and the warrant certificates evidencing such Warrants will be valid and binding

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obligations of the Company and will entitle the holders thereof to the rights specified in such Warrant Agreement;

6.	with respect to Purchase Contracts, upon (a) completion of all required Corporate Proceedings, (b) due authorization, execution, and delivery of a Purchase Contract Agreement in respect of such Purchase Contracts, (c) due execution, registration of issuance, and delivery of certificates evidencing Purchase Contracts pursuant to such Purchase Contract Agreement, (d) due authentication by the purchase contract agent under such Purchase Contract Agreement of such certificates, and due execution of each such certificate by the holder thereof or by the purchase contract agent as attorney-in-fact for such holder, and (e) in the case of Purchase Contracts issued as a component of Units, the completion of the actions in respect of such Units referred to in paragraph 7 hereof, such Purchase Contract Agreement will constitute a valid and binding obligation of the Company and the certificates evidencing such Purchase Contracts will be the valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Purchase Contract Agreement; and

7.	with respect to Units, upon (a) completion of all required Corporate Proceedings, (b) due authorization, execution, and delivery of a Unit Purchase Agreement in respect of such Units, (c) if such Units will be evidenced by certificates, due execution, registration of issuance, and delivery of such certificates pursuant to such Unit Purchase Agreement, and (d) the completion of the actions in respect of any Debt Securities, Preferred Stock, Common Stock, Warrants and/or Purchase Contracts comprising such Units referred to in paragraphs 2, 3, 4, 5 and/or 6 hereof (as the case may be), such Unit Purchase Agreement will constitute a valid and binding obligation of the Company and the certificates evidencing such Units (if applicable) will be the valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Unit Purchase Agreement.

The foregoing opinions are subject to the limitation that the validity, binding effect, or enforceability of the provisions of any agreement or instrument is limited by (i) applicable bankruptcy, insolvency, reorganization, assignment for the benefit of creditors, moratorium, fraudulent conveyance, fraudulent transfer, receivership, and other laws of general application affecting the enforcement of creditors’ rights, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, whether considered in a proceeding at law or in equity, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) the Company is and will remain duly organized, validly existing and in good

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standing under the laws of the State of Delaware, (c) at the time any Securities or Governing Documents are authorized, issued, executed, authenticated, acknowledged, delivered or filed (as the case may be), (i) there will not have occurred any change in the law or in the Certificate of Incorporation or Bylaws affecting the authorization, issuance, execution, authentication, acknowledgement, delivery, filing, validity or enforceability of such Securities or Governing Documents, and (ii) no relevant Corporate Proceedings will have been modified or rescinded, (d) none of the particular terms of any Securities or Governing Documents established after the date hereof will violate, or be void or voidable under, any applicable law, (e) neither the authorization, issuance, execution, authentication, acknowledgement, delivery or filing of any Securities or Governing Documents, nor the compliance by the Company with the terms of such Securities or Governing Documents, resulted or will result in a violation of or default under any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company then in effect, (f) the Securities will be issued in accordance with, and in compliance with any limitations on issuance contained in, the Corporate Proceedings related thereto, (g) all consideration received by the Company for any Securities will be legally sufficient, (h) each party to any Securities or Governing Documents (other than the Company) has or will have complied with all legal requirements pertaining to its status as such status relates to the right to enforce such agreements or instruments against the Company and has or will have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it, (i) the Indenture is and will remain qualified under the Trust Indenture Act of 1939, as amended, (j) the terms of the Securities will be established in conformity with the applicable Governing Documents and the Securities will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities under the Governing Documents, (k) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission, (l) any Securities issuable upon conversion, exchange, or exercise of, or upon purchase pursuant to, any other Securities will have been duly authorized and reserved for issuance (in each case, within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and any issuance of such Securities will be effected in accordance with the terms and conditions set forth in such other Securities and the Governing Documents related thereto, and (m) all certificates evidencing any Securities will be in the form required by law and approved for issuance by the Company.

We have relied upon certificates of public officials as to the accuracy of all matters addressed therein and, with respect to certain factual matters, upon certificates of and information provided by officers and employees of the Company as to the accuracy of such factual matters, in each case without independent verification thereof or other investigation. We have assumed, without investigation, the following: (a) the genuineness of signatures appearing upon certifications, documents, and proceedings, (b) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine, (c) the legal capacity of natural persons who are involved on behalf of the Company to

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enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby, and (d) that New York law has or will be chosen to govern the Governing Documents and the Securities and/or certificates evidencing such Securities described in the foregoing opinions.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (c) limit the availability of a remedy under certain circumstances where another remedy has been elected, (d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or insofar as such provisions otherwise contravene public policy, (e) may, where less than all of an instrument or agreement may be unenforceable, limit the enforceability of the balance of the instrument or agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (g) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement, (h) may require mitigation of damages, (i) may limit the enforceability of certain waivers, including without limitation, waivers of the right to jury trial and (j) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation).

Although Debt Securities may be denominated in currencies or composite currencies other than the United States dollar, we express no opinion as to whether a court would award a judgment in a currency or composite currency other than United States dollars. Further, we express no opinion with respect to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency or composite currency the proceeds or amount of a court judgment in another currency.

Our opinions set forth herein are limited to the Delaware General Corporation Law, the laws of the State of New York and the federal laws of the United States of America, and we express no opinion as to the effect of any other laws.

This opinion is rendered as of the date first written above and is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Governing Documents.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Registration Statement under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:	/s/ W. Morgan Burns
W. Morgan Burns